Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 28, 2007 with respect to the financial statements of ILX Resorts Incorporated included in this annual report on Form 10-K filed on April 2, 2007 with the Securities Exchange Commission, and incorporated by reference in the Registration Statements on Form S-3 (No. 333-132852 and No. 333-120378) and Form S-8 (No. 333-127892).

/s/HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
March 28, 2007